UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 05, 2013

Remy International, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-13683	35-1909253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

600 Corporation Drive
Pendleton, IN 46064
(Addresses of Principal Executive Offices)

(765) 778-6499
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.1 Entry into a Material Definitive Agreement

On March 5, 2013, Remy International, Inc. and its subsidiaries (collectively, the “Company”) entered into a First Amendment to its existing ABL Revolver Credit Agreement (“ABL First Amendment”) and an Amended and Restatement of its existing Term B Loan Credit Agreement (“Term B Amendment”) (collectively, the “Credit Facilities”).
The ABL First Amendment extends the maturity date of the ABL Loan from December 17, 2015 to September 5, 2018 and reduces this borrowing rate by 50 basis points. The ABL First Amendment also provides added flexibility to the Company’s financial covenants and maintains the current availability under the ABL line at $95 million which may be increased, under certain circumstances, by $20 million. The Company has no outstanding balance on the ABL Credit Facility as of March 5, 2013.
The Term B Amendment refinanced the existing secured Term B Loan at $300 million and extended the current maturity from December 17, 2016 to March 5, 2020. The Term B Amendment also reduces the cash yield to lenders from 6.25% to 4.25% and provides increased financial flexibility with updated covenants.
The refinancing of the Credit Facilities is anticipated to reduce borrowing cost to the Company of approximately $6.0 million annually. Proceeds from the refinancing will be available for general corporate purposes and potential future acquisitions.
There are no other changes that materially modify the description of the Credit Facilities provided in the Company’s previous filings with the Commission.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01 Other Events.

On March 5, 2013, the Company issued a press release announcing the amendments to the Credit Facilities. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits.
Press release of Remy International, Inc. dated March 5, 2013, entitled “Remy International, Inc. Closes Refinancing of Term B Loan Credit Agreement and Asset Based Line (ABL) Amendment.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Remy International, Inc.
Date: March 8, 2013	By:	/s/ Fred Knechtel
		Name:	Fred Knechtel
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Remy International, Inc. dated March 5, 2013 entitled “Remy International, Inc. Closes Refinancing of Term B Loan Credit Agreement and Asset Based Line (ABL) Amendment.”